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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               ABN AMRO BANK N.V.
             (Exact Name of Registrant as Specified in Its Charter)


             The Netherlands                           NOT APPLICABLE
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


                              Gustav Mahlerlaan 10
                                1082 PP Amsterdam
                                 The Netherlands
               (Address of Principal Executive Offices, Zip Code)


  If this form relates to the               If this form relates to the
  registration of a class of                registration of a class of
  securities pursuant to Section            securities pursuant to Section
  12(b) of the Exchange Act and is          12(g) of the Exchange Act and is
  effective pursuant to General             effective pursuant to General
  Instruction A.(c), please check           Instruction A.(d), please check
  the following box. [X]                    the following box. [ ]


Securities Act registration statement file number to which          333-49198
 this form relates:                                              ---------------
                                                                 (If applicable)




Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                     Name of Each Exchange on Which
          to be so Registered                    Each Class is to be Registered
-----------------------------------------        ------------------------------
         Medium-Term Notes,                           American Stock Exchange
 Series A (Senior Fixed Rate Notes)
 11.50% Reverse Exchangeable Securities
 due March 6, 2003 linked to common stock of The Walt Disney Company




Securities to be registered pursuant to Section 12(g) of the Act: None


                                                  (Title of Class)
                                              -------------------------




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Item 1: Description of Registrant's Securities to be Registered


     The title of the class of securities to be registered hereunder is:
Medium-Term Notes, Series A (Senior Fixed Rate Notes), 11.50% Reverse Exchangeable Securities due March 6, 2003 linked to common stock of The Walt Disney Company (the "Securities"). A description of the Securities is set forth under the heading "Description of Debt Securities" in the prospectus included in the Registrant's registration statement on Form F-3 (Registration No. 333-49198) filed with the Securities and Exchange Commission on November 2, 2000 (the "Registration Statement on Form F-3"), as supplemented by the information under the heading "Description of Notes" in the prospectus supplement dated November 27, 2000 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description under the heading "Description of Securities" in the Pricing Supplement dated March 1, 2002, filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the Securities and is hereby deemed to be incorporated by reference into this registration statement and to be a part hereof.


Item 2: Exhibits


               The following exhibits are filed herewith:


               4.1  Proposed form of Global Note evidencing the Securities.




                                        2

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                                    SIGNATURE


               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                        ABN AMRO Bank N.V.


                                        By: /s/ Laura Schisgall
                                            --------------------------------
                                             Name:
                                             Title:


Date: March 4, 2002




                                        ABN AMRO Bank N.V.


                                        By: /s/ Mark Egert
                                            --------------------------------
                                            Name:
                                            Title:


Date: March 4, 2002





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                                INDEX TO EXHIBITS


Exhibit No.                                                          Page No.
                                                                     --------

4.1            Proposed form of Global Note evidencing Securities.     A-1